UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

CareMax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39391	85-0992224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 NW 57th Court Suite 400
Miami, Florida		33126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 786 360-4768

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 23, 2024, CareMax, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”). Of the 112,340,628 shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), outstanding and entitled to vote, 66,776,601 shares were represented, constituting a quorum. The final results for the matter submitted to a vote of the Company’s stockholders at the Special Meeting are as follows. A more complete description of the matter is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 21, 2023.

Proposal 1: The amendment to the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Class A Common Stock, at a reverse stock split ratio range of 1-for-10 through 1-for-40, as determined by the Company’s Board of Directors (the “Board”) at a later date, together with a corresponding reduction in the authorized number of shares of the Company’s common stock, was approved by the Company’s stockholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
66,279,427	408,362	88,812	0

No other matters were submitted for stockholder action.

Item 8.01.	Other Events.

On January 29, 2024, the Company issued a press release announcing that the Board has approved a one-for-30 reverse stock split (the “Reverse Stock Split”) of the Class A Common Stock. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The Reverse Stock Split is expected to become effective on January 31, 2024 at 11:59 p.m. Eastern Time (the “Effective Time”), with shares to begin trading on a split-adjusted basis at market open on February 1, 2024. In connection with the Reverse Stock Split, every 30 shares of the Class A Common Stock issued and outstanding as of the Effective Time will be automatically converted into one share of Class A Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.

As a result of the Reverse Stock Split, proportional adjustments will be made to the number of shares of Class A Common Stock underlying the Company’s outstanding equity awards, the public warrants trading on Nasdaq under the existing symbol “CMAXW,” private warrants and the number of shares issuable under the Company’s equity incentive plan and other existing agreements, as well as the exercise or conversion price, as applicable.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated January 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 29, 2024	By:	/s/ Kevin Wirges
Name: Kevin Wirges Title: Executive Vice President, Chief Financial Officer and Treasurer